EXHIBIT 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made effective as of the 1st day of November 2021 (the “Effective Date”), by and between GPO Plus, Inc., a Nevada corporation (the “Employer” “Company”), and Laurence “Larry” Ruhe, a resident of Nevada (the “Executive”).

RECITALS

WHEREAS the Employer desires to employ the Executive as Chief Financial Officer (CFO) and advisor to the Board of Directors, and the Executive desires to accept such employment upon the terms and conditions set forth in this Agreement; and

WHEREAS the Employer recognizes the need for the knowledge, talents, and assistance of Executive and desires to enter into this Agreement to secure the foregoing.

AGREEMENT

NOW, THEREFORE, in consideration of the promises herein contained, the parties, intending to be legally bound, agree as follows:

1.	EMPLOYMENT, TERM, AND DUTIES

1.1	Employment.

The Employer hereby employs the Executive as an Officer of the Company, and the Executive hereby accepts employment by the Employer, on the terms and conditions set forth in this Agreement (“Employment Services”).

1.2	Position and Duties.

(a) Position. The Company hereby employs Executive as its Chief Financial Officer (CFO) and subject to the review of the Board, and continued election in accordance with the terms of this Agreement and shall retain the title thereof during the Employment Period.

(b) Duties. The Executive will have such duties, and hereby agrees to perform such duties of a CFO, as are assigned or delegated to the Executive by the CEO and the Board of Directors of the Employer, which duties shall include those as are generally performed by an executive officer of similar rank as the Executive in the Employer’s industry. The Executive agrees to subject himself at all times during the Employment Period to the reasonable and lawful direction and control of the Board of Directors of Employer in respect to the duties to be performed and shall report directly to the Board of Directors of the Employer. The Executive will devote such time, attention, skill, and energy as is reasonably necessary to fully and timely perform the Executive’s duties to the Employer as its CFO under this Agreement. The Executive will use his efforts to promote the success of the Employer’s business and will cooperate fully with the Board of Directors in the advancement of the best interests of the Employer. In that regard, and as further consideration for this Agreement, the Executive agrees to comply with, and abide by, such rules and directives of the Employer, as may be reasonably established from time to time, and recognizes the right of the Employer, in its reasonable direction, to change, modify or adopt new policies and practices affecting the employment relationship, which are reasonable and not inconsistent with this Agreement, as deemed appropriate by the Employer. Director’s duties are defined by the Company By-Laws and as determined by resolutions of the Board.

1
__________		__________
Exec. Initials		Emp. Initials

(c) Duty of Loyalty. Executive shall not engage in conflicting activities and shall not engage in other non-conflicting business activities without written permission by CEO with Board oversight and such written permission shall include that such other business activities shall not detract from Executive’s effective conduct of his duties or violate Executive’s obligations to Company. During the Employment Period, the Executive’s primary business time, attention, skill, and energy will be devoted to the business of the Employer. The Executive may devote such time to personal affairs as shall not materially interfere with the performance of his duties hereunder. This Section will not prevent the Executive from engaging in additional activities in connection with personal investments and community affairs that are not inconsistent with this Agreement but shall be disclosed to Company. Outside business activities shall be disclosed to CEO of Employer and the Board.

(d) Compliance with Company Policies. Executive agrees to comply with and be subject to all of Company’s reasonable and lawful policies and procedures, including reasonable amendments to such policies and procedures adopted by Company, as well as such reasonable rules and regulations as are adopted from time to time by Company.

(e) Compliance with Securities Laws. Executive acknowledges that Company is publicly traded, and exchange listed, and Executive will familiarize themself with public company regulations and they and their Affiliates agree to comply with all applicable state and federal securities laws, rules, and regulations, as may be in effect from time to time especially and more particularly insider information.

1.3	Term.

The term of Executive’s employment under this Agreement shall commence on the date of execution of this Agreement (“Effective Date”) and shall continue unless and until terminated earlier in accordance with the Severance Provisions (See 4.3 et seq.) in this Agreement. The term of the Executive’s employment under this Agreement will be three (3) years, beginning on the “Effective Date” and ending on the third anniversary of the Effective Date. Thereafter, on each anniversary of the Effective Date of this Agreement (each, a “Renewal Date”), the term of the Executive’s employment shall be extended automatically for an additional one-year period, unless either the Employer or the Executive gives written notice to the other, not less than thirty (30) days in advance of each such Renewal Date, of its intent to terminate this Agreement as of the end of the current period. The term of the Executive’s employment under this Agreement is hereinafter referred to as the “Employment Period” (subject to the provisions of Section 4 of this Agreement). References herein to the Employment Period shall refer both to the initial three-year term of this Agreement and to all successive extension periods.

2.	COMPENSATION

2.1	Obligations Contingent on Performance.

The obligations of the Employer hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Executive’s performance of the Executive’s obligations hereunder unless otherwise provided by the terms of this Agreement.

All Compensation is subject to review and modification from time to time by the Employer’s Board and/or compensation committee at any time with prior written notice, to reflect new incentive situations, pricing structure, revenue growth or changes in financial standing. It is also subject to adjustment for specific acquisitions, ventures, or other activities when the circumstances warrant revised treatment, provided that adjustments shall be fairly applied to Executive. No amendment or modification of the Compensation shall be made except by a mutually agreed to Addendum attached to this Agreement.

2.2	Sign on Bonus.

We are pleased to offer you a signing bonus of 15,000 S-8 Shares. This bonus will be issued to you in one lump issuance after Executive begins employment with the Company subject to vesting of 6 months. Accepting this sign on Bonus requires minimum of a 6-month commitment subject to terms of this Agreement, vesting occurs at the end of the 6th month.

2
________		________
Exec. Initials		Emp. Initials

2.3	Regular Compensation.

For all services to be rendered by Executive in any capacity hereunder, Executive shall be entitled to receive “Regular Compensation” in the following annual amounts:

(a) Salary. The Executive will be paid an initial annual salary (the “Salary”) of Sixty Thousand and 00/Dollars ($60,000.00), beginning January 1, 2022, subject to increases as provided below, which will be payable in equal periodic installments according to the Employer’s customary payroll practices, but not less frequently than monthly. Commencing on November 1, 2022, the Executive’s performance will be evaluated for an increase by the Compensation Committee. Commencing on May 1, 2023 the Executive’s performance will be evaluated for an additional increase by the Compensation Committee.

(b) Withholding. All sums payable to Executive under this Agreement will be reduced by all federal, state, local, and other withholdings and similar taxes and payments required by applicable law.

(c) Salary Option. In the event that company does not have funds available to pay the monthly compensation in any given payroll period, the company will accrue the balance due and pay when funds are available in the bank. The company and the executive can by mutual agreement have his salary paid in company shares as agreed. The Cash Compensation will start January 2022.

(d) Vacation. The Executive shall be entitled to four (4) weeks of paid vacation each year, exclusive of legal holidays, as long as the scheduling of Executive’s vacation does not interfere with the Company’s normal business operations

(e) Increases. Compensation may be increased by the Board of Directors for any of the years, based upon the contributions of the Executive in the attainment of material and significant milestones, goals or tasks, or the compendium of the Executive’s time commitment, and/or specific achievements which contribute identifiable long-term value to the Company, its valuation, or its market capitalization, as applicable. As set forth above, during the Executive’s employment, his Salary can be adjusted upward based on performance however Salary will be reviewed by the Board or a compensation committee thereof, not less frequently than annually, and may be adjusted upwards in the sole discretion of the Board or based on recommendations by the compensation committee.

(f)   Annual Bonus. With respect to each fiscal year of the Company ending during his employment, Executive shall be eligible to earn an annual bonus (an “Annual Bonus”) based on the achievement of reasonable individual and corporate performance objectives established by the Board and communicated to Executive. The Executive will be subject to an annual performance review (“Review”). Any performance-based incentive compensation resulting from the Review may include combinations of cash and/or equity, consisting of any combination of common stock, options, restricted stock grants, etc. at the sole discretion of the Board or compensation committee. In addition to a Review, Executive may receive bonuses such as Preferred, Redeemable Shares directly related to other business development activities such as acquisitions, mergers, strategic partnerships, joint ventures, etc. at the sole discretion of the Board or compensation committee.

(g) Benefits. Executive shall be eligible to participate in any employee benefits program offered by Employer, including, but not limited to; group or individual insurance plans for health, dental or vision care and any retirement, deferred-compensation, Company’s defined benefit pension plan upon inception of the plan, or other post-employment benefit plan. Executive contributions, if any, toward any such benefits shall be withheld from compensation in accordance with the Company’s standard payroll schedule.

2.4	Equity Compensation & Stock Options.

(a) Sign-On Bonus. Executive was awarded 50,000 restricted shares at Par Value of $0.0001 per share of the Company’s Common Stock on execution of this Agreement, pursuant to Rule 144 issued by the Securities and Exchange Commission or any succeeding law or regulation. Accepting this sign on Bonus requires minimum of a 6-month commitment subject to terms of this Agreement, vesting occurs at the end of the 6th month.

(b) Performance Based Compensation. Additional Performance Based Compensation for the initial 3-year term will also be comprised of stock compensation in the amount of 10,000 restricted shares per month at Par Value of $0.0001 per share to be vested over 3 years, quarterly in the amount of 30,000 restricted shares for a total of 120,000 restricted shares annually. This quarterly vesting is contingent of achieving milestones mutually agreed between Executive and Compensation Committee quarter on quarter for each bonus vesting period.

3
________		________
Exec. Initials		Emp. Initials

(c) Stock Options. Executive will receive the right to purchase shares of Employers Common Stock at a strike price TBD per share, exercisable over five (5) years from the execution date of this agreement. These stock options will vest ratably over a multi-year period and, if unexercised, the rights will expire three months after the Executive’s termination. This provision does not preclude Executive from acquiring any additional or future rights to purchase Common Stock in Company at a predetermined price.

(d) Stock Purchase Agreement(s). Each issuance of shares requires inmost instances a Stock Purchase Agreement (SPA). Employee agrees to execute such SPAs as required and abide by their terms and conditions.

(e) Special Achievement Awards. Certain significant milestones in the Company’s development, or attainment of certain critical goals, or the achievement of certain EBITDA, earnings, acquisitions, special contracts producing significant revenue, or offerings, shall cause other bonus awards to be granted to the Executive at the discretion of the Board, but in accordance with the critical goals conveyed by the Board to the Executive each year. These Special Achievement Awards (“SAA”) shall be awarded and are subject to the same terms, conditions, and limitations in accordance with the Regular and Bonus Compensation sections of this Agreement. These SAAs shall be defined and described on an attachment to this Agreement as Exhibit “A”.

3.	WORKING FACILITIES AND EXPENSES

3.1	Facilities.

The Employer will furnish the Executive with office space at Corporate Headquarters in Las Vegas, equipment, supplies, secretarial services, appropriate to Executive’s position and adequate for the performance of Executive’s duties under this Agreement.

3.2	Expenses.

The Employer will reimburse the Executive for all pre-approved reasonable expenses actually incurred by the Executive at the request of, or on behalf of, the Employer in the performance of the Executive’s duties pursuant to this Agreement, and in accordance with the Employer’s employment policies, within 15 days after invoicing the Employer, including, but not limited to appropriate business entertainment activities, reasonable expenses incurred by the Executive in attending conferences, conventions and institutes previously approved by the Employer, and other business meetings, provided however, proper itemization of said expenses is furnished to the Employer by the Executive in accordance with the Employer’s policies. All such expenditures shall be subject to the reasonable control of the Employer. As funds are available, Company shall also provide Executive an annual allowance of $10,000 to be used by Executive for professional membership and licensing, membership to a Club of his choice, and reimbursement for a life insurance policy on the life of Executive.

3.3 Organizational Expenses. Employer agrees to pay all office and office related expenses for the performance by Executive of his Employment Services and for the sales organization that will be supervised by Executive, including but not limited to rent, utilities, telephones, internet, business, property and casualty insurance, postage, printing, office equipment, software and supplies, compensation for employees and/or independent contractors, and related employee expenses.

4
________		________
Exec. Initials		Emp. Initials

4.	TERMINATION

4.1	Events of Termination.

The Executive’s basic compensation, benefits, stock options, stock purchase rights, and any and all other rights of the Executive as an employee of the Employer, under this Agreement or otherwise that are earned during the Employment Period, shall be paid to Executive, however, unearned benefits will terminate (except as otherwise provided in this Section 4). This Agreement may be terminated:

(a) upon the death of the Executive;

(b) upon the disability of the Executive (as defined in Section 4.3) immediately upon notice from either party to the other;

(c) for “Cause” (as defined in Section 4.5), immediately upon notice from the Employer to the Executive, or at such later time as such notice may specify; or without “Cause”, upon not less than thirty (30) days prior notice from the Employer to the Executive; or

(d) for “Good Reason” (as defined in Section 4.5), or without “Good Reason” upon not less than thirty (30) days prior notice from the Executive to the Employer.

4.2	During the first twelve (12) months of this employment period, either party may terminate this Agreement for any reason, see Severance Provisions.

4.3	Severance Provisions.

Effective upon the termination of this Agreement, the Employer will be obligated to pay the Executive (or, in the event of death, his designated beneficiary as defined below) only such compensation as is provided in this Section in settlement and complete release of all claims the Executive may have against the Employer.

The Executive acknowledges and agrees that the severance benefits of his employment, under this Section 4 shall be the Executive’s sole remedy in the event of a termination of Executive’s employment.

(a) Termination in the First 180 Days. If either party, for any reason, terminates the Executive’s employment hereunder during the first 180 days from the Effective Date (the “Trial Period”), all compensation, benefits, commissions, stock options, stock purchase rights, and any and all other rights of the Executive earned to date under this Agreement, or otherwise, as an Executive of the Employer will be retained by Executive except that the Stock Grants not vested terminate unless Executive remains employed with Company for the required minimum.

(b) Termination by the Executive for Good Reason or With Cause. If the Executive terminates this Agreement for Good Reason or with Cause, the Employer will pay the Executive and the Executive will be entitled to receive only the Executive’s then-current Salary for the remainder, if any, of the current years Employment Period, payable in accordance with this Agreement, as if this Agreement had not been terminated prior to the end of such period (the “Severance Pay”) as well as all previously awarded shares of stock of the Company, which shares shall be deemed vested, and any earned stock options, warrants, and benefits. Notwithstanding the foregoing, if the Executive terminates this Agreement pursuant to Change of Control, the Executive will be entitled to receive (i) the Executive’s then-current Salary for the remainder, if any, of the current calendar year Employment Period, plus (ii) an amount equal to the Executive’s then- current Salary for a period of one (1) additional year, payable in twelve (12) equal monthly installments in accordance with the Employer’s customary payroll practices, as well as all previously awarded shares of stock of the Company, which shares shall be deemed vested, and any earned stock options, warrants, and benefits.

(c) Termination by the Employer for Cause or by the Executive Without Good Reason. If the Employer terminates this Agreement for Cause or if the Executive terminates this Agreement without Good Reason, the Executive’s future basic compensation, benefits, commissions, stock options, stock purchase rights, and any and all other rights of the Executive under this Agreement or otherwise as an Executive of the Employer will terminate, provided however, the Executive will be entitled to receive only his then-current calendar year’s Salary through the date such termination is effective together with the Executive’s basic compensation, shares of stock previously awarded (subjected to vesting as set forth herein), benefits, stock options, and stock purchase rights already earned.

5
________		________
Exec. Initials		Emp. Initials

(d) Termination upon Disability. If this Agreement is terminated by either party as a result of the Executive’s disability, as determined, the Employer will pay the Executive and the Executive will be entitled to receive only his then-current Salary through the remainder of the calendar month during which such termination is effective, and for the lesser of (i) three (3) consecutive months thereafter, or (ii) the period of time until disability insurance benefits commence under disability insurance coverage of the Executive, if any. However, the Executive’s basic compensation, shares of stock previously awarded (subjected to vesting as set forth herein), benefits, stock options, stock purchase rights earned shall be retained.

(e) Termination upon Death. If this Agreement is terminated because of the Executive’s death, the Executive’s Designated Beneficiary (as defined below) will be entitled to receive the Executive’s then- current Salary for the remainder of the Employment Period, if any, together with any of the Executive’s basic compensation, shares of stock previously awarded (subjected to vesting as set forth herein), benefits, stock options, stock purchase rights earned as well as an retirement and/or pension rights.

For purposes of this Section, the Executive’s “Designated Beneficiary” will be such individual beneficiary or trust, located at such address, as the Executive may designate by notice to the Employer from time to time or, if the Executive fails to give notice to the Employer of such Designated Beneficiary, the Executive’s estate. Notwithstanding the preceding sentence, the Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of the Executive, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Executive’s personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

(f)   Benefits. The Executive’s accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans.

4.4	Definition of “Disability”.

For the purposes of this Section, “Disability” shall mean a physical or mental disability or infirmity that prevents the performance of the Executive’s employment-related duties lasting (or likely to last, based on competent medical evidence presented to the Board of Directors of the Employer) for a period of six (6) months or longer, and within thirty (30) days after the Employer notifies the Executive in writing that it intends to replace him, the Executive shall not have returned to the performance of his employment-related duties on a full-time basis. The Employer’s reasonable and good faith judgment of Disability shall be final, binding, and conclusive and shall be based on such competent medical evidence as shall be presented to the Board of Directors of the Employer (the “Board”) by the Executive or by any physician or group of physicians or other competent medical expert employed by the Executive or the Employer to advise the Board.

4.5	Definition of “Cause”.

For the purposes of Section 4, the word “Cause” means any of the following:

(a) the Executive’s material breach of this Agreement, after written notice and opportunity to Cure;

(b) the Executive’s failure to adhere to any material written Employer policy, if the Executive has been given a reasonable opportunity to comply with such policy or Cure his failure to comply (which reasonable opportunity must be granted during the ten-day period preceding termination of this Agreement);

(c) the Executive’s appropriation (or attempted appropriation) of a material business opportunity of the Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer;

(d) the Executive’s material misappropriation (or attempted misappropriation) of any of the Employer’s funds or property;

(e) the Executive’s conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment in excess of 90 days is the punishment;

6
________		________
Exec. Initials		Emp. Initials

(f)   any behavior or conduct of the Executive that, in the reasonable judgment of the Employer’s Board of Directors, is materially detrimental to, or materially harms, the business or reputation of the Employer; or

(g) the Executive’s knowing and willful failure to comply in all material respects with the material federal and state laws, rules and regulations relating to any of Executive’s responsibilities and duties with Employer. after written noticed and opportunity to Cure;

4.6	Definition of Cure.

For purpose of Section 4, the word “Cure” means the following:

(a)

if applicable the Executive must be given a reasonable opportunity of 10 days to comply with his/her failure to comply which reasonable opportunity must be granted during the ten-day period preceding termination of this Agreement);

4.7	Definition of “Good Reason”.

For the purposes of Section 4, the phrase “Good Reason” means any of the following:

(a) the Employer’s material breach of this Agreement, after written notice and opportunity to Cure;

(b) the assignment of the Executive without his consent to a position, title, responsibilities, or duties of a materially lesser status or degree of responsibility than his position, responsibilities, or duties at the Effective Date;

(c) the removal of, or failure to maintain, Executive as a Director on the Company’s Board of Directors;

(d) the required relocation of Executive’s principal work location as of the Effective Date for a period of more than four week per year;

(e) a “Change in Control”, if any successor of the Employer fails to assume or otherwise honor the terms this Agreement in its entirety; or

For purposes of subsection (e) of this Section, “Change in Control” shall mean the first to occur of any of the following events after the Effective Date hereof:

(i)   the acquisition by any person, entity or “group” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”)) of fifty percent (50%) or more of the combined voting power of the Employer’s then outstanding voting securities, except such an acquisition by the Employer, or any employee benefit plan of the Employer;

(ii) the merger the merger or consolidation of the Employer with any person, entity, or group, if as a result of such merger or consolidation persons who were shareholders of the Employer, as the case may be, immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

(iii) the bankruptcy, liquidation, or dissolution of the Employer; and

(iv) the sale, transfer, or other disposition of all or substantially all of the assets of the Employer to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, controlled by, controlling or under common control with the Employer.

5.	REFERENCES

The Employer agrees that, upon termination of this Agreement, it will, upon written request of the Executive, furnish references to third parties, including prospective employers, regarding the Executive. However, the Executive acknowledges that it is the Employer’s policy to confirm employment only, and not to release any additional information without the written release from the Executive.

7
________		________
Exec. Initials		Emp. Initials

6.	NON-DISCLOSURE NON-CIRCUMVENTION NON-COMPETE, EXECUTIVE’S WORK PRODUCT

6.1	Acknowledgments by the Executive.

The Executive acknowledges that he has received all the documents listed and described in Exhibit B including but not limited to (i) GPO Plus Employee Handbook and read it. (ii) Articles of Incorporation & Bylaws (iii) Responsibilities and Requirements (iv) Non-Disclosure, Non-Circumvention, Non-Compete Agreement.

7.0 GENERAL PROVISIONS

7.1 Injunctive Relief and Additional Remedies.

The Executive acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of this Agreement (including any provision of Sections 6 and 7) would be irreparable, and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other right it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement. Without limiting the Employer’s rights under this Section 8 or any of the provisions of Sections 6 or 7, the Employer will have the right to cease making any payments otherwise due to the Executive under this Agreement.

7.2 Covenants of these Sections are Essential and Independent Covenants.

The covenants by the Executive in Exhibit B are essential elements of this Agreement, and without such covenants, the Company would not have entered into this Agreement or employed the Executive. The Company and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Company.

The Executive’s covenants in these Sections are independent covenants and the existence of any claim by the Executive against the Company under this Agreement or otherwise will not excuse the Executive’s breach of any covenant in these Sections.

If the Executive’s employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Sections herein.

7.3 Obligations Contingent on Performance.

The obligations of the Employer hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Executive’s performance of the Executive’s obligations hereunder unless otherwise provided by the terms of this Agreement.

7.4 Personnel Information.

The Executive shall not divulge or discuss personnel information such as salaries, bonuses, commissions, and benefits relating to the Executive or other executives of the Employer with any other person except the Board of Directors of the Employer.

8
________		________
Exec. Initials		Emp. Initials

7.5 Waiver.

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a)  no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it was given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

7.6 Binding Effect; Delegation of Duties Prohibited.

This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

7.7 Notices.

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been given when (a) delivered by hand (with written confirmation of receipt), (b) sent by electronic mail (email), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and email address set forth below (or to such other addresses and email address as a party may designate by notice to the other parties):

If to Executive:	Laurence “Larry” Ruhe
Las Vegas, NV 89142

If to Employer: GPO Plus, Inc. 3571 E. Sunset Road, Suite 300 Las Vegas NV 89120 Attention: General Counsel Email: legal@gpoplus.com

7.8 Voluntary Agreement.

The Executive hereby represents that he has not been pressured, misled, or induced to enter this Agreement based upon any representation by the Employer not contained herein.

7.9 Entire Agreement; Amendments.

This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

7.10 Governing Law.

This Agreement will be governed by the laws of the State of Nevada without regard to conflicts of laws principles.

9
________		________
Exec. Initials		Emp. Initials

7.11 Jurisdiction.

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Nevada County of Clark, or, if it has or can acquire jurisdiction, in the United States District Court for the Middle District of Nevada, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

7.12 Section Headings, Construction.

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number, as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

7.13 Severability.

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

7.14 Counterparts.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

7.15 Equitable Relief.

The Parties to this Agreement acknowledge that a breach by Executive of any of the terms or conditions of this Agreement will result in irrevocable harm to Employer and that the remedies at law for such breach may not adequately compensate the Employer’s damages suffered. Accordingly, Executive agrees that in the event of such breach, Employer shall be entitled to injunctive relief or such other equitable remedy as a court of competent jurisdiction may provide. Nothing contained herein will be construed to limit Employer’s right to any remedies at law or equity, including the recovery of damages for breach of this Agreement.

7.16 Arbitration.

The Parties agree that any dispute, claim or controversy of whatever nature arising out of or relating to the negotiation, execution, performance or breach of this Agreement or any other dealings between them that cannot be amicably resolved either by informal discussion between the Parties or mutual agreement to mediate, shall be resolved solely by arbitration in proceedings conducted in Clark County, Nevada before a recognized Arbitrator such as the American Arbitration Association in accordance with such organizations Commercial Arbitration Rules. Results from such proceedings shall be deemed conclusive, final, and binding upon the Parties, and may be entered as the judgment of any court of competent jurisdiction. The Parties shall execute all submission agreements and other documents authorizing the submission of said dispute to arbitration for a final determination and award. The arbitration panel shall be empowered to award attorney’s fees and expenses of arbitration (including expert witness fees) to the prevailing Party in any such arbitration. Furthermore, with respect to any civil action instituted for injunctive relief, the Parties hereby expressly agree to submit themselves to, and consent to the jurisdiction and venue of Nevada. Nothing contained in this paragraph shall restrict or prevent any Party from obtaining a temporary restraining order, injunction or other equitable relief which said initiating Party may have against the other.

10
________		________
Exec. Initials		Emp. Initials

7.17 Indemnification.

Employer and its Affiliates hereby agree that it shall indemnify and hold Executive harmless to the fullest extent permitted by applicable law, from and against all losses, costs, claims, judgments, and expenses, including without limitation reasonable attorney’s fees or lost wages (“Losses”), as and when incurred by Executive. The indemnification provided for herein shall not be deemed exclusive of any other rights to which Executive may be entitled under any by-law, agreement, insurance policy, vote of shareholders or otherwise. Executive shall indemnify and hold Employer (and its employees, officers, directors, advisors, and agents) harmless against any Losses as a result of any material breach by Executive.

7.18 Survival.

All those provisions of this Agreement that require performance by either party following termination of Executive’s employment hereunder shall survive any termination of this Agreement including Stock, Option, Warrant grants as well as SAAs and Bonuses earned.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement to be effective as of the date first written above.

EXECUTIVE:		GPO PLUS, INC.:

By:	/s/ Laurence Ruhe	By:	/s/ Brett H. Pojunis
Laurence “Larry” Ruhe, CFO		Brett H. Pojunis, CEO

11
________		________
Exec. Initials		Emp. Initials

EXHIBIT A

Special Achievement Awards

_______________________________________

- 12 -

EXHIBIT B

Employee/Contractor GPO PLUS Handbook

Non-Disclosure Non-Circumvention Non-Compete-Contractor’s Work Product

- 13 -